Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Lightbridge Corporation
1600 Tysons Boulevard, Suite 550
McLean, VA 22102

We hereby consent to the incorporation by reference in Registration Statement No. 333-187659 on Form S-3 of our report dated March 21, 2014, with respect to the financial statements of Lightbridge Corporation (the “Company”), appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ ANDERSON BRADSHAW PLLC

Salt lake City, Utah

March 21, 2014